Exhibit 10.3

FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated December 7, 2012

Among

RESOLUTE ENERGY CORPORATION,

as Borrower,

CERTAIN OF ITS SUBSIDIARIES,

as Guarantors,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

The Lenders Party Hereto

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”), dated as of December 7, 2012, is by and among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain of its subsidiaries (collectively, the “Guarantors”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and the lenders party hereto (the “Lenders”).

Recitals

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the other lenders party thereto entered into that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2010 (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated April 18, 2011, the Second Amendment to Second Amended and Restated Credit Agreement dated April 25, 2011 and the Third Amendment to Second Amended and Restated Credit Agreement dated as of April 13, 2012 and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders are willing to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Each capitalized term used in this Fourth Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.

ARTICLE II

Amendments

Section 2.01 Amendments to Section 1.02 of the Credit Agreement. Subject to Article III of this Fourth Amendment, the Credit Agreement is amended as follows:

(a) Section 1.02 of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:

“‘Celero Acquisition’ means the acquisition of certain Oil and Gas Properties by Resolute Natural Resources Southwest, LLC from Celero Energy II, LP and Caprock Land & Cattle, LLC pursuant to that certain Purchase and Sale Agreement, effective as of August 1, 2012.”

“‘Fourth Amendment’ means that certain Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of December 7, 2012, among the Borrower, the Administrative Agent and the Lenders party thereto.”

“‘Fourth Amendment Effective Date’ means the first Business Day on which all of the conditions precedent set forth in Article III of the Fourth Amendment shall have been satisfied.”

(b) The definition of “Agreement” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“‘Agreement’ means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, as the same may from time to time be amended, modified, supplemented or restated.”

Section 2.02 Amendment to Section 9.02(f). Section 9.02(f) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“Unsecured Debt with a maturity date that is at least six (6) months after the Maturity Date; provided that for each $1.00 of such unsecured Debt over $400,000,000 incurred by the Loan Parties in the aggregate, the Borrowing Base shall be reduced, effective immediately upon the incurrence of such unsecured Debt, by $0.25 and any mandatory prepayments required by Section 3.04(c)(iii) shall be made concurrently therewith; provided further, that if the Celero Acquisition does not occur on or before February 26, 2013 and if such outstanding unsecured Debt exceeds $275,000,000 on such date, the Borrowing Base shall be reduced, effective immediately upon such date, by $0.25 for each $1.00 of such outstanding unsecured Debt in excess of $275,000,000.”

ARTICLE III

Conditions Precedent

This Fourth Amendment shall be subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received from the Borrower, each of the Guarantors and each of the Lenders party thereto, counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Persons.

(b) The Administrative Agent shall have received from the Borrower a true and complete copy of the Purchase and Sale Agreement, effective as of August 1, 2012, among Celero Energy II, LP and Caprock Land & Cattle, LLC, as sellers, and Resolute Natural Resources Southwest, LLC, as buyer, and duly executed by all parties thereto, and such Purchase and Sale Agreement shall be in full force and effect.

(c) The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

ARTICLE IV

Representations and Warranties

Each Loan Party hereby represents and warrants to each Lender that:

(a) Each of the representations and warranties made by it under the Credit Agreement and each other Loan Document is true and correct on and as of the actual date of its execution of this Fourth Amendment, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct as of such specified date.

(b) At the time of, and immediately after giving effect to, this Fourth Amendment, no Default has occurred and is continuing.

(c) The execution, delivery and performance by it of this Fourth Amendment have been duly authorized by it.

(d) This Fourth Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(e) The execution, delivery and performance by it of this Fourth Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of it or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Fourth Amendment or any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any Restricted Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the it or such Restricted Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of any Loan Party or any Restricted Subsidiary (other than the Liens created by this Fourth Amendment or the Loan Documents and any unexpired and unexercised Navajo Preferential Right).

ARTICLE V

Miscellaneous

Section 5.01 Credit Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Fourth Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Fourth Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise. All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Fourth Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Fourth Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Fourth Amendment.

Section 5.02 GOVERNING LAW. THIS FOURTH AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.03 Descriptive Headings, Etc. The descriptive headings of the sections of this Fourth Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The statements made and the terms defined in the recitals to this Fourth Amendment are hereby incorporated into this Fourth Amendment in their entirety.

Section 5.04 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Fourth Amendment, the Loan Documents and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent. The agreement set forth in this Section 5.04 shall survive the termination of this Fourth Amendment and the Credit Agreement.

Section 5.05 Entire Agreement. This Fourth Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof. This Fourth Amendment is a Loan Document executed under the Credit Agreement.

Section 5.06 Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of the signature page of this Fourth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 5.07 Successors. The execution and delivery of this Fourth Amendment by any Lender shall be binding upon each of its successors and assigns.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized officers as of the date first written above.

BORROWER:

RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

GUARANTORS:	HICKS ACQUISITION COMPANY I, INC.

RESOLUTE ANETH, LLC

RESOLUTE WYOMING, INC. (f/k/a Primary Natural Resources, Inc.)

RESOLUTE NATURAL RESOURCES COMPANY, LLC (f/k/a Resolute Natural Resources Company)

BWNR, LLC

WYNR, LLC

RESOLUTE NORTHERN ROCKIES, LLC

RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC

	By:	/s/ James M. Piccone
James M. Piccone
President

1

ADMINISTRATIVE AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association, as Administrative Agent and a Lender

	By:	/s/ Sarah Thomas
	Name:	Sarah Thomas
	Title:	Vice President

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Sarah Thomas
	Name:	Sarah Thomas
	Title:	Vice President

LENDER:	BANK OF MONTREAL

	By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Director

LENDER:	DEUTSCHE BANK TRUST COMPANY AMERICAS

	By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

	By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Director

LENDER:	UNION BANK, N.A.

	By:	/s/ Zachary Holly
	Name:	Zachary Holly
	Title:	Vice President

LENDER:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ Deanna Breland
	Name:	Deanna Breland
	Title:	Senior Vice President

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Jonathan H. Lee
	Name:	Jonathan H. Lee
	Title:	Vice President

LENDER:	BARCLAYS BANK PLC

	By:	/s/ Sreedhar R. Kona
	Name:	Sreedhar R. Kona
	Title:	Assistant Vice President

LENDER:	COMERICA BANK

	By:	/s/ Katya Evseev
	Name:	Katya Evseev
	Title:	Assistant Vice President

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Nancy M. Mak
	Name:	Nancy M. Mak
	Title:	Senior Vice President

LENDER:	CITIBANK, N.A.

	By:	/s/ Phil Ballard
	Name:	Phil Ballard
	Title:	Vice President

LENDER:	GUARANTY BANK AND TRUST COMPANY

	By:	/s/ Gail J. Nofsinger
	Name:	Gail J. Nofsinger
	Title:	Senior Vice President